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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) - April 9, 2009

                         GLOBAL BEVERAGE SOLUTIONS, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                    000-28027                    90-0093439
          ------                   -----------                 -------------
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             file number)              Identification No.)

                                1606 NW 23rd Ave.
                            Ft. Lauderdale, FL 33311
                    (Address of principal executive offices)

                                 (954) 473-0850
                          Registrant's telephone number


                  1595 NW 1st Court, Boca Raton, Florida 33432
                 (Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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SECTION 4: FINANCIAL INFORMATION

ITEM 4.01: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Effective April 9, 2009, the firm of Turner, Stone & Company, LLP ("Turner"), which had been previously engaged as the principal accountant to audit the financial statements of Global Beverage Solutions, Inc., (the "Company"), resigned. On April 9, 2009, the Audit Committee of the Board of Directors of the Company accepted the resignation of Turner as the Company's independent registered public accounting firm.

Except as set forth in this paragraph, the reports of Turner on the Company's financial statements for the years ended December 31, 2006 and December 31, 2007, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The reports of Turner on the Company's financial statements for the years ended December 31, 2006 and December 31, 2007 contained an explanatory paragraph which noted that there was substantial doubt as to the Company's ability to continue as a going concern because it had limited revenues, had sustained net losses since inception and had a deficit in working capital.

During the years ended December 31, 2006 and December 31, 2007, and through date of their resignation, being April 9, 2009, there were no disagreements between Turner and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Turner's satisfaction, would have caused Turner to make a reference to the matter in its reports on the Company's financial statements for those years. During the years ended December 31, 2006 and December 31, 2007, and through the date of their resignation, there were no "reportable events" (as defined by Item 304 (a)(1)(v)(A) through (D) of Regulation S-K).

The Company has provided Turner with a copy of the disclosures it is making in response to this Item 4.01. The Company has further requested from Turner a letter addressed to the Securities and Exchange Commission stating whether Turner agrees with the statements above made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The Company has also requested from Turner a written confirmation of the resignation but not yet received same. The Company intends to furnish, in an amendment to this Current Report on Form 8-K, copies of the letter of resignation from Turner, which would be submitted as Exhibit 16.1 to such amended report, and its letter addressed to the SEC indicating its agreements with the above statements, which would be submitted as Exhibit 16.2, to such amended report.


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(b) On April 9, 2009, the Company's Board of Directors, on the recommendation of its Audit Committee, approved the engagement of Lawrence Scharfman & Co CPA PA, Certified Public Accountants. ("Scharfman") as the Registrant's independent registered public accounting firm for its fiscal year ended December 31, 2008 and subsequent periods.

During the two most recent fiscal years and through April 10, 2009, the date of this Current Report on Form 8-K, neither the Company, nor anyone acting on its behalf, has consulted Scharfman with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Scharfman concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in
Item 304(a)(1)(v) of Regulation S-K).


ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired - Not required; (b) Pro forma financial information - Not required; (c) Shell Company Transactions - Not required; (d) Exhibits - Not Available.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GLOBAL BEVERAGE SOLUTIONS, INC.


                                         By /s/ Jerry Pearring
                                         ---------------------------------------
                                         Jerry Pearring, Chief Executive Officer
Date: April 16, 2009